                                                                  EXHIBIT 10.147

              FIRST AMENDMENT TO AMENDED AND RESTATED MASTER LEASE
                                    AGREEMENT

         THIS FIRST AMENDMENT TO AMENDED AND RESTATED MASTER LEASE AGREEMENT ("Amendment") is made and entered into as of the 31 day of December, 2005, by and between FLORIDA LESSOR-EMERALD, INC., a Maryland corporation, (the "Lessor") and SENIOR CARE FLORIDA LEASING, LLC, a Delaware limited liability company (herein called the "Lessee").

                                    RECITALS

         WHEREAS, Lessee entered into a Master Lease dated April 1, 2003 with Emerald-Cedar Hills, Inc., a Florida corporation, Emerald-Golfview, Inc., a Florida corporation, Emerald-Golfcrest, Inc., a Florida corporation, and Emerald-Southern Pines, Inc., a Florida corporation (the "Emerald Lessors"), covering certain real property located in the State of Florida as more particularly described on EXHIBITS A-1 THROUGH A-4 attached hereto on which there are located four (4) existing fully licensed nursing home facilities (collectively, the "Leased Properties") (said Master Lease being referred to from time to time as the "Original Master Lease");

         WHEREAS, the Original Master Lease was amended by that certain First Amendment to Master Lease Agreement dated December 31, 2005 ("First Amendment");

         WHEREAS, at the time of the Original Master Lease and the First Amendment were entered into, the Emerald Lessors were the owners and mortgagors of the Leased Properties and Omega Healthcare Investors, Inc., a Maryland corporation ("Omega") was the mortgagee of the Leased Properties;

         WHEREAS, as a material condition and inducement to Omega's consent, as mortgagee, to the Original Master Lease and the First Amendment, Senior Care Florida Leasing, LLC, a Delaware limited liability company ("Lessee") and Emerald, Inc., a Maryland corporation ("Lessor") entered into a Subordination, Nondisturbance and Attornment Agreement ("SNDA"), whereby, if and in the event Lessor were to foreclose upon, or accept a deed in lieu of foreclosure to, the Leased Properties or any of them, the Original Master Lease would automatically and without further action by either Lessor or Lessee be and become amended and restated in its entirety pursuant to the SNDA and that certain Amended and Restated Master Lease Agreement ("Amended & Restated Lease");

         WHEREAS, the parties acknowledge and consent that the SNDA remains in full force and effect with respect to the Original Master Lease and First Amendment and that the Lessor and Lessee shall continue the requirement to amend and restate the Original Master Lease (as amended) in the event Lessor were to foreclose upon, or accept a deed in lieu of foreclosure to the Leased Properties, or any of them;

         WHEREAS, Lessor and Lessee desire to amend the terms of the Amended & Restated Lease upon the terms, covenants and conditions hereinafter set forth.

         NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which is acknowledged, the parties to this Amended & Restated Amendment hereby covenant and agree as follows:

         1. Amendment Definitions. Any capitalized term used but not defined in this Amendment will have the meaning assigned to such term in the Lease.

         2. Modification of CPI or Consumer Price Index. The definition of "CPI or Consumer Price Index" as defined in Section 2.1 of the Amended & Restated Lease is hereby deleted and the following inserted in lieu thereof:

                  "CPI" or "Consumer Price Index": As of any date, the United States Department of Labor, Bureau of Labor Statistics Revised Consumer Price Index for All Urban Consumers (1982=84=100), U.S. City Average, All Items, or, if that index is not available at the time in question, the index designated by such Department as the successor to such index, and if there is no index so designated, an index for an area in the United States that most closely corresponds to the entire United States, published by such Department, or if none, by any other instrumentality of the United States, calculated in this Lease as the CPI attributable to the month three months prior to the applicable date herein (e.g., the CPI used to calculate the adjustment in Base Rent as of January 1, 2006, shall be the CPI for the month of October, 2005, compared to the CPI for the month of October, 2004)."

         3. Extension of Term. The definition of "Term Expiration Date" as defined in Section 1.3 of the Lease is hereby deleted and the following inserted in lieu thereof:

                  "Term Expiration Date: February 28, 2010, or such earlier date as Lessor sells and conveys title to the Leased Properties to a third party other than in connection with the sale or other disposition of the properties which are the subject of the 2000 Master Lease, or of the interest of Lessor's Affiliate in the 2000 Master Lease."

         4. Modification of Base Rent. The definition of "Base Rent" as defined in Section 2.1 of the Amended & Restated Lease is hereby deleted and the following inserted in lieu thereof:

                  "Base Rent: (i) From the Commencement Date through December 31, 2005, the base rent shall be calculated on the basis of One Million Four Hundred Ninety-Eight Thousand and No/100 Dollars ($1,498,000.00) per annum, payable in equal monthly installments of One Hundred



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         Twenty-Four Thousand Eight Hundred Thirty-Three and 34/100 Dollars
         ($124,833.34) each. Base Rent for any partial Lease Year shall be pro-rated based on the number of days elapsed in such Lease Year.

                  (ii) For each year Lease Year commencing January 1, 2006 and continuing through February 28, 2010, Base Rent shall be the lesser of
         (A) $1,498,000.00 increased by a percentage equal to two (2) times the percentage increase in the CPI (if positive) from January 1, 2005 to January 1, 2006 and the first day of each succeeding Lease Year, as applicable and (B) the following amounts for each calendar year:

                  Lease Year                                  Base Rent
                  ----------                                  ---------
                  2006                                        $1,542,940

                  2007                                        $1,589,228

                  2008                                        $1,636,905

                  2009                                        $1,686,012

                  2010                                        $1,736,592

         Under no circumstances will the Base Rent decrease. Base Rent for any partial Lease Year shall be pro-rated based on the number of days elapsed in such Lease Year. Base Rent shall continue to be paid in equal monthly installments."

         5. Lease Year. The definition of "Lease Year" as defined in Section 2.1 of the Lease is hereby deleted and the following inserted in lieu thereof:

                  "Lease Year: A period of twelve (12) successive calendar months commencing on the Commencement Date (as defined in Article 2 hereof) and on the same date in each successive calendar year through December 31, 2005. As of January 1, 2006, a new Lease Year shall commence and continue for a period of twelve (12) successive calendar months and on January 1st of each successive calendar year until the Term Expiration Date or date of earlier termination of this Lease as provided herein."

         6. Section 13.11 of the Amended & Restated Lease is hereby deleted and the following inserted in lieu thereof:

                  "13.11. Lessor acknowledges that the liability insurance coverage and the malpractice insurance coverage required pursuant to Sections 13.2.4 and 13.2.5 of the Lease, are currently unavailable generally in the nursing home industry at commercially affordable rates and that Lessee currently maintains and has in place general liability and malpractice


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         insurance with single limit coverage of Two Hundred Fifty Thousand
         Dollars ($250,000.00) per occurrence and Five Hundred Thousand Dollars ($500,000.00) cumulative, with a deductible of Twenty Five Thousand Dollars ($25,000.00). Lessor hereby agrees that, the provisions of Sections 13.2.4 and 13.2.5 of the Lease to the contrary notwithstanding, until such item as the insurance coverage required therein is generally available in the nursing home industry at commercially affordable rates, Lessee shall not be required to obtain the coverage required in this Article and Lessor agrees to accept Lessee's current coverage in lieu thereof for the remainder of the Initial Term of the Lease. Lessee shall not be deemed to be in default of the provisions of Section 13 of the Leases as a result thereof. Lessee shall provide Lessor, on an annual basis, information from its insurance carrier and from comparable insurance carriers of the costs of insurance premiums to meet Lessor's insurance requirements. At such time as the premium amounts quoted are commercially affordable, Lessee shall immediately purchase any and all insurance policies necessary to meet the requirements of Sections 13.2.4 and 13.2.5 of the Lease. This provision does not relieve Lessee from its agreement of indemnity under
         Article 21 of the Lease nor does it modify the provisions thereof. Notwithstanding the foregoing, Lessee acknowledges and agrees that the provisions of this Section 13.11 shall (i) be applicable only during the Initial Term of the Lease and not any Renewal Term and (ii) not be applicable in the event of any Transfer. Lessee acknowledges and agrees that Lessor shall have the right to (i) require that the Lessee provide the insurance coverages required by the provisions of Sections 13.2.4 and 13.2.5 during any Renewal Term of the Lease and (ii) withhold its consent to any proposed Transfer unless the Transferee agrees to provide the insurance coverage required by the provisions of Sections
         13.2.4 and 13.2.5 of the Lease."

         7. Arbitration. Section 35.1 of the Amended & Restated Lease is hereby deleted and the following inserted in lieu thereof:

                  "35.1 Arbitration. Except with respect to payment of Rent under this Lease and any proceedings to recover possession of one or more of the Leased Properties, in case any controversy arises between the parties hereto as to any one of the provisions of this Lease or the performance thereof, and the parties are unable to settle the controversy by agreement or as otherwise provided herein, the controversy shall be decided by arbitration. The arbitration shall be conducted by three arbitrators selected in accordance with the rules and procedures of the American Arbitration Association. The decision of the arbitrators shall be final and binding, and judgment may be entered thereon in any court of competent jurisdiction. The decision shall set forth in writing the basis for the decision. In rendering the decision and award, the arbitrators shall not add to, subtract from, or otherwise modify the provisions of this Lease.


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         The expenses of arbitration shall be divided between Lessors and Lessee unless otherwise specified in the award. Each party in interest shall pay the fees and expenses of its own counsel. The arbitration shall be conducted in Baltimore, Maryland. In any arbitration, the parties shall be entitled to conduct discovery in the same manner as permitted under the Federal Rules of Civil Procedure 26 through 37, as amended. No provision of this Article shall limit the right of any party to this Agreement to obtain provisional or ancillary remedies from a court of competent jurisdiction before, after, or during the pendency of any arbitration, and the exercise of such remedies does not constitute a waiver of the right of either party to arbitration."

         8. Execution and Counterparts. This Amendment may be executed in any number of counterparts, each of which, when so executed and delivered, shall be deemed to be an original, but when taken together shall constitute one and the same Amendment.

         9. Headings. Section headings used in this Amendment are for convenience of reference only and shall not affect the construction of the Amendment.

         10. Enforceability of Lease. Except as expressly and specifically set forth herein, the Lease remains unmodified and in full force and effect. In the event of any discrepancy between Lease and this Amendment, the terms and conditions of this Amendment will control and the Lease is deemed amended to conform hereto.

         IN WITNESS WHEREOF, the parties have executed this Amendment by their duly authorized officers as of the date first above written.

LESSOR:                                  LESSEE:
------                                   ------

Florida Lessor-Emerald, Inc.,            Senior Care Florida Leasing, LLC
a Maryland corporation                   a Delaware limited liability company


By: /s/ Daniel J. Booth                  By: /s/ William R. Council III
    -------------------------                -----------------------------------
Name: Daniel J. Booth                    Name: William R. Council III
      -----------------------                  ---------------------------------
Its: Chief Operating Officer             Its: President
     ------------------------                 ----------------------------------









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

                                 ACKNOWLEDGMENT

         The undersigned consents to the transactions contemplated by this Amendment, ratifies and affirms its Guaranty dated as of April 1, 2003, on the same terms and conditions in effect prior to this Amendment.

                                       GUARANTORS:
                                       ----------

                                       Advocat, Inc.,
                                       a Delaware corporation


                                       By: /s/ William R. Council III
                                           -----------------------------------
                                       Name: William R. Council III
                                             ---------------------------------
                                       Its: President & CEO
                                            ----------------------------------

                                       Diversicare Management Services, Co.,
                                       a Tennessee corporation


                                       By: /s/ William R. Council III
                                           -----------------------------------
                                       Name: William R. Council III
                                             ---------------------------------
                                       Its: President & CEO
                                            ----------------------------------


                                       Advocat Finance, Inc.,
                                       a Delaware corporation


                                       By: /s/ William R. Council III
                                           -----------------------------------
                                       Name: William R. Council III
                                             ---------------------------------
                                       Its: President & CEO
                                            ----------------------------------






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